                                                                  EXHIBIT 24.2


                               POWER OF ATTORNEY
                               -----------------


KNOW ALL MEN BY THESE PRESENTS:

That I, Robert B. Hoffman, of Cook County, State of Illinois, Principal Financial Officer for Monsanto Company (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, do by these presents make, constitute and appoint RICHARD W. DUESENBERG, KARL R. BARNICKOL and J. RUSSELL BLEY, JR., all of St. Louis County, Missouri, or any of them acting alone, to be my true and lawful attorneys for me and in my name, place and stead, to execute and sign: (i) the Registration Statements on Form S-8 and any Amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of the Company's securities to be issued under the Monsanto Management Incentive Plan of 1994, the Searle/Monsanto Stock Plan of 1994, and the NutraSweet/Monsanto Stock Plan of 1994;
(ii) any Amendments to Registration Statement No. 33-46845 on Form S-3, which has previously been filed with the Commission under the Act; and any Amendments to Registration Statements Nos. 2-36636, 2-61107, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705,
33-39706, 33-39707 and 33-49717, all on Form S-8, which have previously been filed with the Commission under the Act, covering the registration of shares of Common Stock of the Company; and
(iii) the Annual Report on Form 10-K and any Amendments thereto to be filed with the Commission under the Securities Exchange Act of 1934; giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have done or could do if personally present and executing any of said documents.

Witness my hand this 21st day of April, 1994.

                  ROBERT B. HOFFMAN
                  ___________________________________________________


STATE OF MISSOURI             )
                              )  SS
COUNTY OF ST. LOUIS           )

On this 21st day of April 1994, before me personally appeared Robert
B. Hoffman, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                  MARY HELEN MOSS
                  ___________________________________________________
                                     Notary Public


My Commission Expires:  Aug. 10, 1997.